                                                                      EXHIBIT 7

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 2, 1999 with respect to the consolidated financial statements of First Variable Life Insurance Company and March 18, 1999 with respect to the financial statements of First Variable Life Insurance Company---Separate Account VL, in Post Effective Amendment No. 2 to the Registration Statement (Form S-6 No. 333-19193) and related Prospectus of First Variable Life Insurance Company.


                                            /s/ ERNST & YOUNG LLP
                                            -----------------------
                                            ERNST & YOUNG LLP

Oak Brook, Illinois
April 27, 1999